Exhibit 99.1

Anaptys Announces Second Quarter and Transitional Fiscal Year 2026 Financial Results and Provides Business Update

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Jemperli global net sales of $644 million (£480 million) for the six months ended June 30, 2026, representing 34% year-over-year growth
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Positive interim results from the pivotal AZUR-1 trial of Jemperli in untreated stage II/III dMMR/MSI-H locally advanced rectal cancer announced in July; FDA PDUFA action date of February 2027 with eligibility for expedited review through the National Priority Voucher program, which could result in an earlier FDA decision
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Litigation with GSK and Tesaro: trial held in July; post-trial hearing scheduled for October 20, 2026, with a judgement anticipated in Q4 2026 or Q1 2027

SAN DIEGO, Sept. 21, 2026 — AnaptysBio, Inc. (Nasdaq: ANAB), a company focused on managing the financial collaborations for Jemperli with Tesaro, a GSK company, and Quimilza (imsidolimab) with Vanda, today reported financial results for the second quarter and transitional fiscal year ended June 30, 2026, and provided a business update.

“Jemperli continues to demonstrate robust year-over-year growth with major catalysts within the next 6 months including further sales acceleration ex-US, anticipated FDA approval of Jemperli in monotherapy in dMMR/MSI-H neoadjuvant rectal cancer, as well as a judgement expected in our litigation with GSK and Tesaro,” said Daniel Faga, president and chief executive officer. “In addition to Jemperli, we anticipate FDA approval of Quimilza in GPP in December 2026.”

GSK Jemperli Financial Collaboration

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GSK announced strong commercial performance for Jemperli
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$331 million (£248 million) in global net sales for the three months ended June 30, 2026, representing 26% year-over-year growth1
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$644 million (£480 million) in global net sales for the six months ended June 30, 2026, representing 34% year-over-year growth1
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Anaptys continues to expect to achieve >$390 million in annualized Jemperli royalties payable to Anaptys as early as 2029 at GSK’s peak monotherapy sales guidance of > $2.7 billion2
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Anaptys estimates Sagard will have accrued ~$301 million in royalties and sales milestones through Q2 2026 and anticipates paydown of the remaining ~$299 million non-recourse debt monetization in the second half of 2027
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Jemperli development and regulatory updates include:
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AZUR-1 – pivotal Phase 2 – dostarlimab monotherapy in untreated stage II/III dMMR/MSI-H locally advanced rectal cancer
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In July 2026, GSK announced positive interim results from the trial, which met its primary objective by demonstrating a meaningful and sustained clinical complete response rate for 12 months (cCR12) with no detectable signs of cancer for at least one year
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The FDA has assigned a PDUFA action date of February 2027
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Received an FDA Commissioner’s National Priority Voucher (CNPV) in Nov. 2025; eligible for an expedited review which could result in an earlier FDA decision
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GSK to present first results from the AZUR-1 trial as a late-breaking abstract at ESMO Congress 2026 in Madrid, Spain on Oct. 25, 2026

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AZUR-2 – pivotal Phase 3 – dostarlimab versus standard of care in untreated TN40 or stage III dMMR/ MSI-H resectable colon cancer
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Data expected in 2028
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AZUR-4 – Phase 2 – dostarlimab plus chemotherapy versus standard of care (chemotherapy) in untreated stage III MMRp/MSS resectable colon cancer
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Primary completion date in Q4 2026
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JADE – pivotal Phase 3 – dostarlimab monotherapy versus placebo in locally advanced unresected head and neck squamous cell carcinoma (PD-L1 CPS≥1) post chemoradiation
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Data expected in 2028

Vanda Quimilza (imsidolimab) Financial Collaboration

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FDA target action date (PDUFA) of Dec. 12, 2026, for Quimilza in generalized pustular psoriasis (GPP)
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In August 2026, Vanda announced it received Orphan Designation from the European Commission for imsidolimab for the treatment of GPP

GSK and Tesaro Litigation Update

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The trial was held before the Delaware Chancery Court from July 14-17, 2026
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The Court has requested the parties submit post-trial briefs in advance of a post-trial hearing, which has been scheduled for October 20, 2026
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Anaptys filed its opening post-trial brief on August 21, 2026, GSK and Tesaro will file their answering post-trial brief on or before September 25, 2026, and Anaptys will file its reply post-trial brief on or before October 9, 2026
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Anaptys is seeking reversion of Jemperli rights as a remedy; the Company anticipates a judgement in Q4 2026 or Q1 2027

Second Quarter Financial Results

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The separation of AnaptysBio and First Tracks Biotherapeutics was completed on April 20, 2026. Beginning in the second quarter of 2026, AnaptysBio reclassified historical First Tracks Biotherapeutics, Inc. related assets, liabilities and expenses as discontinued operations.
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On May 18, 2026, Anaptys changed its fiscal year-end from December 31 to June 30. The Company will begin to file quarterly reports based on the new fiscal year beginning with the quarter ending September 30, 2026.
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As of June 30, 2026, Anaptys has not repurchased any shares under its $100 million Stock Repurchase Plan, which will expire on December 31, 2026, may be suspended or discontinued at any time, and does not obligate the company to acquire any amount of common stock.
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Cash, cash equivalents and investments totaled $164.1 million as of June 30, 2026, compared to $211.6 million as of December 31, 2025, for a decrease of $47.5 million due primarily to $72.9 million for operating activities offset by $25.4 million received from stock option exercises.
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Collaboration revenue was $27.5 million and $53.0 million for the three and six months ended June 30, 2026, compared to $22.3 million and $50.0 million for the three and six months ended June 30, 2025. The increase is primarily due to Jemperli royalties increasing 25% and 34% for the three and six months ended June 30, 2026, offset by $9.7 million in revenue recognized for the Vanda license agreement for the three month and six months ended June 30, 2025.
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General and administrative expenses were $16.0 million and $23.4 million for the three and six months ended June 30, 2026, compared to $4.0 million and $8.3 million for the three and six months ended June 30, 2025. The increase was due primarily to legal costs for the separation of the company and the GSK and Tesaro lawsuit and non-cash stock compensation.
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Research and development expenses from continuing operations were a negative $2.7 million for the six months ended June 30, 2026, compared to a negative $1.7 million six months ended June 30, 2025. The negative balance for the six months ended June 30, 2026, was primarily due adjustments related to the closeout of clinical contracts reducing expenses incurred prior to the separation.
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Benefit for income taxes for continuing operations was $181.5 million for the six months ended June 30, 2026. The benefit recognized was primarily due to the release of the valuation allowance on deferred tax assets due to the anticipated usage of deferred tax assets in the future due to the separation from First Tracks Biotherapeutics.
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Net income from continuing operations was $177.3 million and $176.4 million for the three and six months ended June 30, 2026, or a basic net income per share of $6.06 and $6.09, compared to a net income from continuing operations of $5.7 million and $16.6 million for the three and six months ended June 30, 2025, or a basic net income per share of $0.20 and $0.56.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to future commercial and regulatory developments for Jemperli and Quimilza, future royalty amounts, the Company’s expected paydown of its obligations to Sagard, and the outcome of the Company’s ongoing litigation with GSK. Statements including words such as “plan,” “continue,” “expect,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to commercial success of the Company’s licensed products, the company’s ability to protect its financial collaborations and return value to its shareholders, the company’s ability to operate efficiently with a limited staff, and other risks and uncertainties described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

About Anaptys

Anaptys manages the financial collaborations for Jemperli with GSK and Quimilza with Vanda, with a focus on protecting and returning the value of its royalties to shareholders. To learn more, visit www.AnaptysBio.com or follow us on LinkedIn.

Contact:

Chris Murphy

Chief Financial Officer
investors@anaptysbio.com

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1. GSK Q2 2026 earnings call, 7/28/2026

2. CEO Emma Walmsley, 2025 JP Morgan CEO Series fireside chat, 9/11/2025, “there's no change to our peak year sales overall ambition for Jemperli, that's for sure, which is far more than £2 billion.”; Converted from GBP to USD using Q3 2025 average exchange rate (1.35x)

AnaptysBio, Inc.

Consolidated Balance Sheets

(in thousands, except par value data)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$133,826	$138,196
Receivables from collaborative partners	25,634	33,850
Short-term investments	30,317	73,442
Prepaid expenses and other current assets	8,650	—
Current assets of discontinued operations	—	104,762
Total current assets	198,427	350,250
Property and equipment, net	102	111
Deferred tax asset	106,639	—
Operating lease right-of-use assets	11,560	12,519
Other long-term assets	256	256
Non-current assets of discontinued operations	—	1,259
Total assets	$316,984	$364,395
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$4,394	$3,871
Accrued expenses	28,798	32,674
Current portion of operating lease liability	2,161	2,080
Total current liabilities	35,353	38,625
Liability related to sale of future royalties	256,493	276,528
Long-term taxes payable	3,619	—
Operating lease liability, net of current portion	10,934	12,032
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized and no shares, issued or outstanding at June 30, 2026 and December 31, 2025, respectively	—	—
Common stock, $0.001 par value, 500,000 shares authorized, 29,728 shares and 28,019 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	30	28
Additional paid in capital	652,269	809,765
Accumulated other comprehensive loss	(151)	(24)
Accumulated deficit	(641,563)	(772,559)
Total stockholders’ equity	10,585	37,210
Total liabilities and stockholders’ equity	$316,984	$364,395

AnaptysBio, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026 (unaudited)	2025 (unaudited)	2026	2025 (unaudited)
Collaboration revenue	$27,488	$22,263	$53,044	$50,034
Operating expenses:
Research and development	(2,704)	(1,448)	(2,668)	(1,733)
General and administrative	16,044	3,984	23,390	8,298
Total operating expenses	13,340	2,536	20,722	6,565
Income from operations	14,148	19,727	32,322	43,469
Other income (expense), net:
Interest income	1,486	2,102	3,252	5,402
Sublease income	526	—	526	—
Non-cash interest expense for the sale of future royalties	(20,333)	(19,606)	(41,192)	(37,667)
Other (expense) income, net	(1)	3,544	(1)	5,453
Total other expense, net	(18,322)	(13,960)	(37,415)	(26,812)
(Loss) income before income taxes	(4,174)	5,767	(5,093)	16,657
Benefit (provision) for income taxes	181,491	(39)	181,451	(83)
Income from continuing operations	177,317	5,728	176,358	16,574
Income (loss) from discontinued operations, net of tax	6,563	(44,358)	(45,362)	(94,533)
Net income (loss)	183,880	(38,630)	130,996	(77,959)
Other comprehensive (loss) income:
Unrealized loss on available for sale securities	(5)	(167)	(127)	(311)
Comprehensive income (loss)	$183,875	$(38,797)	$130,869	$(78,270)
Net income (loss) per common share:
Income from continuing operations - basic	$6.06	$0.20	$6.09	$0.56
Income (loss) from discontinued operations - basic	$0.22	$(1.54)	$(1.57)	$(3.18)
Net income (loss) per common share - basic	$6.28	$(1.34)	$4.52	$(2.62)
Income from continuing operations - diluted	$4.93	$0.19	$4.71	$0.54
Income (loss) from discontinued operations - diluted	$0.18	$(1.49)	$(1.21)	$(3.08)
Net income (loss) per common share - diluted	$5.11	$(1.30)	$3.50	$(2.54)
Weighted-average number of shares outstanding:
Basic	29,264	28,810	28,979	29,722
Diluted	35,975	29,806	37,476	30,692